                        Strong American Utilities Fund
              a series of Strong Conservative Equity Funds, Inc.

                                  EXHIBIT 16

                          SCHEDULE OF COMPUTATION OF
                            PERFORMANCE QUOTATIONS



I.      CURRENT ANNUALIZED YIELD:  30 days ended October 31, 1996

        A.      Formula
                               a-b      6
                YIELD = 2[(----------+1) -1]

                                cd

                Where:          a =     dividends and interest earned during
                                        the period.

                                b =     expenses accrued for the period
                                        (net of reimbursements).

                                c =     the average daily number of shares
                                        outstanding during the period.

                                d =     the maximum offering price per share
                                        on the last day of the period.


        B.      Calculation
                           438,535.88-114,954.79   6
                YIELD = 2[(---------------------+1) -1]
                           9,549,126.877x 12.64

                YIELD =  3.24%


II.      AVERAGE ANNUAL TOTAL RETURN

         A.     Formula
                         n                 n _____
                P = (1+T) = ERV  or     T=\ /ERV/P-1

                P =     a hypothetical initial payment of $10,000

                T =     average annual total return

                n =     number of years

              ERV = ending redeemable value of a hypothetical $10,000 payment made at the beginning of the stated periods at the end of the stated periods.

         B.     Calculation
                         n _____
                T =     \ /ERV/P-1

                1.      One-year period 10-31-95 through 10-31-96
                                  1 _____________
                        11.17% = \ /11,117/10,000-1

               2.       Since inception 7-01-93 through 10-31-96
                                  3.333 _____________
                        11.46% = \     /14,356/10,000-1

III.    TOTAL RETURN

        A.      Formula

                EV-IV
                _____
                 IV     =       TR

Where:          EV      =       Value at the end of the period, including
                                reinvestment of all dividends and capital gains distributions

                IV      =       Initial value of a hypothetical investment at
                                the net asset value

                TR      =       Total Return

        B.      Calculation

                EV-IV
                _____
                 IV     =       TR

                One-year period ended October 31, 1996


                11,117-10,000
                _____________

                   10,000       =       11.17%

                        Strong Growth and Income Fund

                                  EXHIBIT 16

                          SCHEDULE OF COMPUTATION OF
                            PERFORMANCE QUOTATIONS

I.      TOTAL RETURN

        A.      Formula

                EV-IV
                _____
                 IV     =        TR

Where:          EV      =        Value at the end of the period, including
                                 reinvestment of all dividends and capital gains distributions

                IV      =        Initial value of a hypothetical investment at
                                 the net asset value

                TR      =        Total Return

        B.      Calculation

                EV-IV
                _____
                 IV     =        TR

                Since Inception 12-29-95 through 10-31-96


                12,419-10,000
                _____________

                   10,000       =      24.19%

                          Strong Equity Income Fund

                                  EXHIBIT 16

                          SCHEDULE OF COMPUTATION OF
                            PERFORMANCE QUOTATIONS

I.    TOTAL RETURN

        A.      Formula

                EV-IV
                _____
                 IV     =       TR

Where:          EV      =       Value at the end of the period, including
                                reinvestment of all dividends and capital gains distributions

                IV      =       Initial value of a hypothetical investment at
                                the net asset value

                TR      =       Total Return

        B.      Calculation

                EV-IV
                _____
                 IV     =       TR

                Since Inception 12-29-95 through 10-31-96


                12,151-10,000
                _____________

                   10,000       =      21.51%